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                                                                    EXHIBIT 10.8



                        MISSISSIPPI CHEMICAL CORPORATION

                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN


                             EFFECTIVE JULY 1, 1997
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                               TABLE OF CONTENTS

   SECTION                                                                   PAGE

     I.   Establishment and Purposes......................................      1
          1.1      Establishment..........................................      1
          1.2      Purpose................................................      1

     II.  Definitions.....................................................      1
          2.1      Definitions............................................      1

     III. Eligibility.....................................................      2
          3.1      Eligibility............................................      2

     IV.  Entitlement to and Amount of Incentive Compensation.............      3
          4.1      Performance Goal.......................................      3
          4.2      Eligibility to Receive Amount of Incentive Compensation      3
          4.3      Form and Time of Payment...............................      4
          4.4      Payment of Bonuses in the Event of Death...............      4
          4.5      Source of Payment......................................      4
          4.6      Shareholder Approval...................................      4

     V.   Plan Administration.............................................      5
          5.1      Committee..............................................      5
          5.2      Indemnification........................................      5

     VI.  General.........................................................      5
          6.1      Offset and Withholding.................................      5
          6.2      Facility of Payment....................................      5
          6.3      Gender and Number......................................      5
          6.4      Controlling Law........................................      5
          6.5      Successors.............................................      6
          6.6      Not an Employment Contract.............................      6
          6.7      Amendment and Termination..............................      6

     VII. Execution of Plan...............................................      6

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                         I.  ESTABLISHMENT AND PURPOSES

     1.1 Establishment. Mississippi Chemical Corporation, acting through its Compensation Committee, has established this Mississippi Chemical Corporation Officer and Key Employee Incentive Plan, effective July 1, 1997, subject to shareholder approval in accordance with Section 4.6 below. The Plan supersedes and replaces the Company's prior "Officer Incentive Plan," effective with respect to amounts accruing on and after July 1, 1997.

     1.2 Purpose. The purpose of the Plan is to align the interests of officers and key employees of the Company and certain of its affiliates and subsidiaries with those of the Company's shareholders, to enhance the profitability of the Company, to facilitate the Employers' ability to recruit and retain valued officers and key employees, and to provide officers and key employees with annual incentives competitive with the median level of such incentives among companies of a similar size and industry, by providing to such officers and key employees annual incentive compensation. Incentive compensation granted to Covered Employees is intended to qualify as qualified performance-based compensation under Code Section 162(m)(4)(C) and related Treasury regulations, and the Plan shall be interpreted accordingly.

                                II.  DEFINITIONS

     2.1 Definitions. The following capitalized terms appearing in this Plan have the following meanings, unless the context clearly indicates otherwise:

          a.   "Code" means the Internal Revenue Code of 1986, as amended.

          b. "Committee" and "Compensation Committee" mean the Compensation Committee of the Board of Directors of the Company.

          c. "Company" means Mississippi Chemical Corporation or its successors.

          d. "Consolidated Performance" means the financial performance of the Company and its consolidated subsidiaries as expressed by Operating Income as a percentage of Total Capital for the Plan Year being considered.

          e. "Covered Employee" means an officer of the Company described in Code Section 162(m)(3).

          f. "Deferred Compensation Plan" means the Mississippi Chemical Corporation Executive Deferred Compensation Plan, as amended from time to time.

          g. "Employers" means the Company, Mississippi Chemical Management Company, and Mississippi Chemical Company, L.P., and any other subsidiary or affiliate of the Company that adopts the Plan with the approval of the Committee.

          h. "Extraordinary Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals or exceeds Extraordinary Performance.

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          i.   "Extraordinary Performance" for any Plan Year means that the
Company's Consolidated Performance equaled its Weighted Average Cost of Capital plus 20 percent.

          j. "Hay Points" means the number of points assigned to an employment position in accordance with the Employers' compensation system developed by the HayGroup.

          k. "Participant" means an officer or key employee of an Employer who is eligible or selected to participate pursuant to Article III below and is eligible to receive a bonus payment pursuant to Section 4.2 below.

          l. "Plan" means this Mississippi Chemical Corporation Officer and Key Employee Incentive Plan, as amended from time to time.

          m. "Plan Year" means the period commencing on July 1 and ending on the following June 30.

          n. "Superior Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals Superior Performance.

          o. "Superior Performance" for any Plan Year means that the Company's Consolidated Performance equaled its Weighted Average Cost of Capital plus 8 percent.

          p. "Threshold Bonus" for any particular Participant with respect to a particular Plan Year shall be the percentage of such Participant's base salary designated by the Compensation Committee to be paid to such Participant if the Company's Consolidated Performance equals Threshold Performance.

          q. "Threshold Performance" for any Plan Year means that the Company's Consolidated Performance equaled its Weighted Average Cost of Capital.

          Additional terms are defined and/or illustrated in Exhibits A and B attached hereto and incorporated herein.

                               III.  ELIGIBILITY

     3.1 Eligibility. The Compensation Committee, in its sole discretion, shall, no later than the 90th day of each Plan Year (or, in the case of an employee other than a Covered Employee who first becomes an officer or a key employee in accordance with this Section 3.1 during a Plan Year, within 90 days thereafter) (i) designate in writing the officers and key employees of the Employers eligible to participate in the Plan for that Plan Year, each of whom shall be in a position with at least the minimum number of Hay Points designated by the Committee, and (ii) designate in writing the Threshold, Superior and Extraordinary Bonuses for each Participant.

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                         IV. ENTITLEMENT TO AND AMOUNT
                           OF INCENTIVE COMPENSATION

     4.1 Performance Goal. Incentive compensation payments will be made under the Plan with respect to a Plan Year as follows:

          a. if the Company's Consolidated Performance equals Threshold Performance, each Participant shall receive his Threshold Bonus;

          b. if the Company's Consolidated Performance falls between Threshold Performance and Superior Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive an additional payment determined by (i) dividing the difference between the Company's Consolidated Performance and Threshold Performance by the difference between Superior Performance and Threshold Performance, times (ii) the difference between the Participant's Superior Bonus and Threshold Bonus;

          c. if the Company's Consolidated Performance equals Superior Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive an additional amount which, when added to his Threshold Bonus, equals the amount of his Superior Bonus;

          d. if the Company's Consolidated Performance falls between Superior Performance and Extraordinary Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to Section 4.2 below, receive (i) an additional payment equal to the difference between his Threshold Bonus and his Superior Bonus and (ii) an additional payment determined by (a) dividing the difference between the Company's Consolidated Performance and Superior Performance by the difference between Extraordinary Performance and Superior Performance, times (b) the difference between the Participant's Extraordinary Bonus and his Superior Bonus; or

          e. if the Company's Consolidated Performance equals or exceeds Extraordinary Performance, each Participant shall receive his Threshold Bonus and shall, subject to any reduction by the Compensation Committee pursuant to
Section 4.2 below, receive an additional amount which, when added to his Threshold Bonus, equals the amount of his Extraordinary Bonus.

          As soon as practicable after the end of each Plan Year, the Committee shall certify in writing the Company's Consolidated Performance and the extent to which the Company has achieved Threshold Performance, Superior Performance or Extraordinary Performance for the year. The Committee's determination shall be final and binding.

     4.2 Eligibility to Receive Amount of Incentive Compensation. To be eligible to receive an incentive compensation payment with respect to a Plan Year under the Plan, an individual (i) must be eligible to participate in the Plan pursuant to Article III above; and (ii) must remain employed by an Employer through the last day of such Plan Year. Notwithstanding the foregoing, a prorated amount of incentive compensation (determined by the Committee) will be paid to any individual who is otherwise eligible who, during the Plan Year, dies, becomes disabled, or terminates employment for reasons other than willful misconduct, and to any

                                       3
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individual other than a Covered Employee who first becomes otherwise eligible to participate in the Plan during the Plan Year. The maximum amount of incentive compensation payable to any Participant shall not exceed 90 percent of his annual salary. For this purpose, annual salary is determined as of the first day of the Plan Year, and in the case of any employee other than a Covered Employee who first becomes a Participant during the Plan Year, annual salary is determined as of the first day of the Plan Year such employee became a Participant; and annual salary is the Participant's base salary (before salary reduction or salary deferral contributions under Code Sections 125 or 401(k) and without regard to the value of any benefit other than base salary). The
Committee shall have the discretionary authority, based on individual performance and such other factors as the Committee deems appropriate, to reduce the Bonus payable to a particular Participant by up to 100 percent of the excess, if any, over such Participant's Threshold Bonus.

     4.3 Form and Time of Payment. Any incentive compensation shall be paid in a cash lump sum as soon as practicable after the Committee's certification of the Company's Consolidated Performance pursuant to Section 4.1 above and any reductions in accordance with Section 4.2 above. Notwithstanding the foregoing, a Participant who is entitled to incentive compensation under this Plan and who is a participant in the Mississippi Chemical Corporation Executive Deferred Compensation Plan may elect to defer payment of his incentive compensation and to have deferred stock credited to him, in accordance with said Deferred Compensation Plan. Once a Participant elects to participate in said Deferred Compensation Plan, his benefits, rights, and entitlements will be determined solely under the Mississippi Chemical Corporation Executive Deferred Compensation Plan.

     4.4 Payment of Bonuses in the Event of Death. If a Participant dies before receiving all amounts payable hereunder, the entire unpaid amount shall be paid in one lump sum to the beneficiary designated by such Participant. No beneficiary designation shall be valid unless it is in writing, signed by the Participant, dated and filed with the Committee prior to death. If the Participant is married and designates a primary beneficiary other than his spouse, the beneficiary designation must include the written consent of the spouse in such form as the Committee requires. Any beneficiary designation may be revoked and a new designation may be made, as long as the new designation is in writing, signed by the Participant, dated and filed with the Committee prior to death. If no beneficiary has been designated, or no designated beneficiary survives the Participant, any unpaid amounts will be paid to the Participant's surviving spouse, or if the Participant does not have a surviving spouse, to the Participant's estate, as soon as administratively possible.

     4.5 Source of Payment. All payments under this Plan shall be paid from the general funds of the Employer. The Employer shall be under no obligation to segregate any assets in connection with the award of any bonus hereunder, nor shall anything contained in this Plan or any action taken pursuant to the Plan create or be construed to create a trust of any kind or a fiduciary relationship between the Employer and Participant.

     4.6 Shareholder Approval. Payment of incentive compensation under this Plan to Covered Employees is contingent upon shareholder approval of certain material terms of the Plan, in accordance with Code Section 162(m)(4)(C).

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                            V.  PLAN ADMINISTRATION

     5.1 Committee. The Committee shall have complete authority and discretion to control and manage the operation and administration of the Plan. The Committee shall construe and interpret the Plan, reconcile inconsistencies, resolve ambiguities and supply omissions in the Plan, and shall determine all questions arising in the administration and interpretation of the Plan; however, all such interpretations and decisions shall be applied in a uniform manner to all similarly situated Participants. All decisions and interpretations of the Committee made in good faith pursuant to the Plan shall be final, conclusive and binding on all persons.

     5.2 Indemnification. In the event and to the extent not insured under any contract of insurance with an insurance company, the Employers shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses (specifically including, but not limited to, counsel fees to the extent approved by the Board of Directors of the Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement with the approval of the Board of Directors, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, fines, expenses, and liability arise in whole or in part from the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, or willful or intentional misconduct of such Indemnified Person. The indemnification provided in this Section 5.2 shall not be construed to limit or supersede any other indemnity provided by the Employer. "Indemnified Person" shall mean the Committee and each employee, officer, or director of the Employers acting in a decision-making or administrative role with respect to the Plan.

                                  VI.  GENERAL

     6.1 Offset and Withholding. The Committee shall have the discretion and sole authority to determine the amount and timing of any withholding or employment taxes with respect to amounts otherwise payable under the Plan. In the event a Participant is indebted to an Employer for any reason at the time payment becomes due hereunder, the Employer, in its discretion, may offset the payments due hereunder against such indebtedness.

     6.2 Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Committee may select.

     6.3 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     6.4 Controlling Law. The laws of Mississippi (without regard to its conflicts of laws rules) shall be controlling in all matters relating to the Plan.

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     6.5  Successors.  This Plan is binding on the Employers and will be binding on and inure to the benefit of any successor of any Employer, whether by way of purchase, merger, consolidation or otherwise.

     6.6 Not an Employment Contract. This Plan does not constitute a contract of employment and shall not be construed to give any Participant the right to be retained in the Employer's service.

     6.7 Amendment and Termination. The Committee must necessarily reserve and hereby does reserve the right to amend or terminate the Plan at any time.

                            VII.  EXECUTION OF PLAN

     7.1 To record the establishment of the Plan, the undersigned, being duly authorized to act on behalf of the Compensation Committee of the Board of Directors of the Company, have executed this document at Yazoo City, Mississippi, in one or more counterparts, each of which shall be considered an original, and all but one instrument.


Dated:  September 16, 1997          MISSISSIPPI CHEMICAL CORPORATION


                                    By:  /s/John Sharp Howie
                                         -------------------
                                         Chairman, Compensation Committee


                                    By:  /s/ Ethel Truly
                                         ---------------
                                         Vice President - Administration

                                       6
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                                   EXHIBIT A

      DEFINITIONS  INCORPORATED INTO THE MISSISSIPPI CHEMICAL CORPORATION
                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

              (LINE REFERENCES TO SAMPLE CALCULATION IN EXHIBIT B)

LINE               TERM                                                       DEFINITION
----  ------------------------------  ------------------------------------------------------------------------------------
 1    Debt                            Average consolidated debt for the Plan Year (sum of debt at each month's end divided by 12).
 2    Equity                          Average equity for the Plan Year (sum of equity at each month's end divided by 12).
 3    Total Capital                   Sum of lines 1 and 2.
 4    Percent Debt                    Debt as a percent of Total Capital (line 1 divided by line 3).
 5    Percent Equity                  Equity as a percent of Total Capital (line 2 divided by line 3).
 6    Total                           100 percent.
 7    Actual Interest Rate            Actual Interest Rate on Debt for the Plan Year (provided by Finance).
      on Debt
 8    Assigned Add-On to Equity       6 percent or such other percentage set by the Compensation Committee within 90 days of the beginning of the Plan Year.
 9    Assumed Cost of Equity          Actual Interest Rate on Debt plus Add-On For Equity (line 7 plus line 8).
 10   Weighted Average Cost           Weighted Average Cost of Capital for the Plan Year
      of Capital                      [(line 7 times line 4) plus (line 9 times line 5)].
 11   Operating Income                Net revenues less operating expenses on a consolidated basis (provided by Finance).
 12   Consolidated Performance        Operating Income divided by Total Capital expressed as a percentage (line 11 divided by line 3).
 13   Weighted Average Cost           Same as line 10.
      of Capital
 14   Excess (Deficit)                Consolidated Performance above (below) Weighted Average Cost of Capital (line 12 less line 13).
 15   Threshold Bonus                 The percentage of a Participant's base salary designated by the Compensation
                                      Committee to be paid to him if the Company's Consolidated Performance for the Plan
                                      Year equals Threshold Performance.
 16   Superior Bonus                  The percentage of a Participant's base salary designated by the Compensation
                                      Committee to be paid to him if the Company's Consolidated Performance for the Plan
                                      Year equals Superior Performance.
 17   Extraordinary Bonus             The percentage of a Participant's base salary designated by the Compensation
                                      Committee to be paid to him if the Company's Consolidated Performance for the Plan
                                      Year equals or exceeds Extraordinary Performance.
 18   Actual Bonus                    Calculated in accordance with Section 4.1 of the Plan.

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                                   EXHIBIT B
                    TO THE MISSISSIPPI CHEMICAL CORPORATION
                    OFFICER AND KEY EMPLOYEE INCENTIVE PLAN

                  SAMPLE CALCULATION FOR HYPOTHETICAL EMPLOYEE
                       WITH SALARY OF $75,000 CALCULATED
           FOR PLAN YEAR ENDED 6/30/97 AS IF PLAN HAD BEEN EFFECTIVE



                                                                               FISCAL YEAR 1997
                                                                   ----------------------------------

   1      Debt                                                                          $155,057,000
   2      Equity                                                                        $353,814,000
   3      Total Capital (sum of lines 1 and 2)                                          $508,871,000
   4      Percent Debt                                                                         30.47%
   5      Percent Equity                                                                       69.53%
   6      Total (sum of lines 4 and 5)                                                        100.00%
   7      Actual Interest Rate on Debt                                                          6.15%
   8      Assigned Add-On to Equity                                                             6.00%
   9      Assumed Cost of Equity (sum of lines 7 and 8)                                        12.15%
  10      Weighted Average Cost of Capital                                                     10.32%
  11      Operating Income                                                               $91,209,000
  12      Consolidated Performance                                                             17.92%
  13      Weighted Average Cost of Capital                                                     10.32%
  14      Excess (Deficit) (line 12 less line 13)                                               7.60%
  15      Threshold Bonus (sample)                                       5% of Base Salary or $3,750
  16      Superior Bonus (sample)                                       10% of Base Salary or $7,500
  17      Extraordinary Bonus (sample)                                 15% of Base Salary or $11,250
  18      ACTUAL BONUS FOR PLAN YEAR ENDED 6/30/97                 9.75% OF BASE SALARY OR $7,312.50

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